Exhibit (j)  -  Consent of Independent Accountants




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of the Aegis Value Fund, Inc. and to the use of our report dated October 18, 2006 on the Aegis Value Fund, Inc. s financial
statements and financial highlights.   Such financial statements and
financial highlights appear in the 2006 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.


                                 Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania
December 26, 2006